ITEM 25.2 EXHIBIT N
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of our report dated May 21, 2009, relating to the financial statement of Goldman Sachs Credit Strategies Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 22, 2009